UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2015

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 30, 2015, Jamie S. Gorelick was elected to VeriSign, Inc.’s (the “Company) Board of Directors. Ms. Gorelick’s membership on any Committee of the Board of Directors of the Company has not been determined.
Ms. Gorelick has been a partner with the international law firm Wilmer Cutler Pickering Hale and Dorr LLP since 2003. She served as Deputy Attorney General of the United States from 1994 to 1997 and as General Counsel of the Department of Defense from 1993 to 1994. She has been a director of Amazon.com, Inc. since 2012 and serves as Chair of its Nominating and Governance Committee. She previously served as a director of United Technologies Corporation and of Schlumberger Limited. She holds both her B.A. and J.D. from Harvard University.
As a non-employee director of the Company’s Board of Directors, Ms. Gorelick will receive an annual cash retainer of $40,000 and an annual equity award grant at $240,000, made solely in the form of restricted stock units. New directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. Ms. Gorelick’s cash retainer and equity award will be prorated to reflect her service for a portion of the year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 2, 2015	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Senior Vice President, General Counsel and Secretary